Exhibit 99.3

Exhibit 99.3

NEW YORK MERCANTILE EXCHANGE, INC.

SUBMIT YOUR PROXY VIA THE INTERNET OR BY TELEPHONE

Dear Class A Member:

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

New York Mercantile Exchange, Inc. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. If you submit your proxy by Internet or telephone, you do NOT need to mail your proxy card.

To submit your proxy electronically via the Internet, go to the Website: http://www.cesvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card.

To submit your proxy by telephone, use a touch-tone telephone and call 1-888-693-8683. You must use the control number printed in the box by the arrow on the reverse side of this card.

If you have any questions or need assistance in voting, please call D. F. King & Co., Inc., which is assisting New York Mercantile Exchange, Inc., toll-free at 1-800-758-5378 or collect at 1-212-269-5550.

Thank you for your prompt attention to this request.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH

MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ALONG THE PERFORATION,

NEW YORK MERCANTILE EXCHANGE, INC.

SPECIAL MEETING PROXY CARD

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED CLASS A MEMBER.

FOR AGAINST ABSTAIN

1. To approve the Second Amended and Restated Certificate of Incorporation of NYMEX, which eliminates substantially all of the rights of NYMEX Class A Members currently contained in the Amended and Restated Certificate of Incorporation of NYMEX and provides them with new post-closing trading rights and privileges, as contemplated by the Agreement and Plan of Merger, dated as of March 17, 2008, and as amended as of June 30, 2008 and July 18, 2008, among CME Group Inc., CMEG NY Inc., NYMEX Holdings, Inc. and NYMEX, and as the same may be further amended from time to time (the “Merger Agreement”), pursuant to which NYMEX Holdings, Inc. will merge with and into CMEG NY Inc.

2. To approve the Amended and Restated Bylaws of NYMEX, which eliminate all of the rights of NYMEX Class A Members currently contained in the Bylaws of NYMEX, as contemplated by the Merger Agreement.

3. To adjourn the Special Meeting to solicit additional proxies in favor of the proposals to approve the Second Amended and Restated Certificate of Incorporation of NYMEX and the Amended and Restated Bylaws of NYMEX.

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued, and please sign on reverse side.)

VOTE BY INTERNET

WWW.CESVOTE.COM

Use the Internet to submit your proxy until 6:00 a.m., New York time, on the morning of the Special Meeting, August 18, 2008. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE 1-888-693-8683

Use any touch-tone telephone to submit your proxy until 6:00 a.m., New York time, on the morning of the Special Meeting, August 18, 2008. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: NYMEX Holdings, Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Special Meeting on August 18, 2008.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683

Vote by Internet Access the Website and submit your proxy: www.cesvote.com

Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

Control Number

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

NEW YORK MERCANTILE EXCHANGE, INC.

SPECIAL MEETING PROXY CARD

This proxy is being solicited on behalf of the Board of Directors of New York Mercantile Exchange, Inc. (“NYMEX”).

I hereby constitute and appoint Donna Talamo, Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all Class A membership interests held by the undersigned at the Special Meeting of Class A Members of NYMEX (the “Special Meeting”) to be held on August 18, 2008, and at any adjournment thereof.

MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY SIGNED PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3, ALL OF WHICH ARE LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Member Sign Here 2008 Date

Please sign exactly as name signing as attorney, executor, guardian or custodian, please give full title as such. appears on this proxy card. administrator, corporation, When trustee, guardian or custodian, please give full title as such.